Exhibit 10.15

Club Pilates Franchise, LLC

First Amended and Restated

Phantom Equity Plan

Article I

Purposes

The purposes of the Plan are to foster and promote the long-term financial success of the Company and the Subsidiaries and materially increase member value by (a) motivating superior performance by Participants by means of performance-related incentives and (b) enabling the Company and the Subsidiaries to attract and retain the services of an outstanding management team upon whose judgment, interest and special effort the successful conduct of its operations is largely dependent. This Plan amends and restates that certain Phantom Equity Plan of Club Pilates Franchise, LLC adopted on or about September 26, 2017 (the “Prior Plan”) in its entirety. To the extent there are any inconsistences or conflicts between the Plan and the Prior Plan, the Plan will govern and control.

Article II

Definitions, Etc.

Section 2.01    Certain Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below.

“Adjustment Event” means any dividend or other distribution (whether in the form of cash, additional interests, other securities, or other property, and excluding any tax distributions made under the LLC Agreement), any capital contributions, any recapitalization, reclassification, reorganization, change to corporate form, merger, consolidation, split-up, spinoff, combination, repurchase, liquidation, dissolution, sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company or exchange of shares or other securities of the Company, issuance of warrants or other rights to purchase shares or other securities of the Company, or other similar transaction or event.

“Affiliate” means, when used with reference to a specified Person, (a) any Person that directly or indirectly, through one or more intermediaries, controls (alone or through an affiliated group), is controlled by, or is under common control with, such specified Person, including any investment vehicle under common management of such Person, (b) any Person that is an officer, director, manager, member, partner, or trustee of, or serves in a similar capacity with respect to, such specified Person (or an Affiliate of such Person) or of which such specified Person is an officer, director, member, manager, partner or trustee, or with respect to which such Person serves in a similar capacity or (c) any Person who is a spouse or descendant (whether natural or adopted) of such specified Person.

“Award Letter” means the letter evidencing a grant of Phantom Units to a Participant, substantially in the form attached hereto as Annex A, or such other form as the Committee shall approve.

“Base Amount” means an amount per Phantom Unit determined by the Committee on each grant date of Phantom Units, which shall not be less than the Fair Market Value per Unit on such date.

“Cause” means, with respect to any Participant, if the Participant has an employment agreement with the Company or an Affiliate thereof, the meaning assigned to such term in such employment agreement; provided, that if the Participant does not have an employment agreement or such term is not defined in such employment agreement, the term “Cause” means the following events or conditions, as determined by the Member in its reasonable judgment: (a) any failure by the Participant to substantially perform the Participant’s duties to the Company or any of its Affiliates (other than any such breach or failure due to the Participant’s physical or mental illness) and the continuance of such failure for more than 30 days following the Participant’s receipt of written notice from the Company, which notice shall set forth in reasonable detail the facts or circumstances constituting such failure; (b) any failure by the Participant to cooperate, if reasonably requested by the Company, with any investigation or inquiry into the Participant’s or the Company’s business practices, whether internal or external, including, but not limited to, the Participant’s refusal to be deposed or to provide testimony at any trial or inquiry and the continuance of such failure for more than 30 days following the Participant’s receipt of written notice from the Company, which notice shall set forth in reasonable detail the facts or circumstances constituting such failure; (c) the Participant’s engaging in fraud, willful misconduct, or dishonesty that has caused or is reasonably expected to result in material injury to the Company; (d) any material breach by the Participant of any fiduciary duty owed to the Company; (e) the Participant’s conviction of, or entering a plea of guilty or nolo contendere to, a crime that constitutes a felony (other than a DUI or similar felony); or (f) any material breach by the Participant of any of the Participant’s obligations hereunder or under any other written agreement or covenant with the Company or any of its Affiliates and the continuance of such failure for more than 30 days following the Participant’s receipt of written notice from the Company, which notice shall set forth in reasonable detail the facts or circumstances constituting such failure. A termination for Cause shall include a reasonable determination by the Company within 60 days following the termination of the Participant’s services to the Company that circumstances existed during the Participant’s employment that would have justified a termination by the Company for fraud.

“Change of Control” means:

(a)      a sale or transfer of all or substantially all of the assets of any entity within the Company Group in any transaction or series of related transactions to an Independent Third Party;

(b)      any merger, consolidation or reorganization to which any entity within the Company Group and an Independent Third Party are parties, except for a merger, consolidation or reorganization in which, after giving effect to such merger, consolidation or reorganization, the holders of such entity within the Company Group’s outstanding Equity Securities (on a fully-diluted basis) immediately prior to the merger, consolidation or reorganization will own directly or indirectly, immediately following the merger, consolidation or reorganization, Equity Securities holding a majority of the voting power of such entity within the Company Group; or

(c)      any sale, transfer or issuance or series of sales, transfers and/or issuances of the Equity Securities of any entity within the Company Group, which results in any Independent Third Party owning more than fifty percent (50%) of the Equity Securities of such entity within the Company Group.

“Code” means the Internal Revenue Code of 1986, as amended from time to time.

“Committee” means the Compensation Committee of the Company (or such other committee of the Company as the Member shall designate) or, if there shall not be any such committee then serving, the Member.

“Company” means Club Pilates Franchise, LLC, a Delaware limited liability company, and any successor thereto.

“Company Group” means (x) the Company, (y) its Subsidiaries and (z) the chain of Subsidiary entities owned, directly and indirectly, by H&W INVESTCO LP that ends with the direct parent of the Company.

“Convertible Securities” means securities convertible into or exchangeable for Units.

“Equity Securities” means equity securities of the Company Group, whether now or hereafter issued, and any Convertible Securities.

“Fair Market Value” means, as of any date, with respect to the Units, the per Unit fair market value on such date as determined by the Committee. The determination of Fair Market Value shall not give effect to any control premiums or discounts, restrictions on the Units or that such Units would represent a minority interest in the Company. Notwithstanding anything to the contrary contained in this Plan or any applicable Award Letter, as of any date, Fair Market Value shall not be less than the fair market value of one Unit, as determined under section 409A of the Code.

“Fully-Diluted Basis” means, as of any determination date, the sum of (i) the number of Units of the Company that would be outstanding as of such date if, immediately prior to such date, all warrants, Convertible Securities or other similar rights then outstanding that are exercisable or convertible at such time were exercised for or converted into Units of the Company, but only to the extent that such warrants and securities are “in the money” and (ii) the aggregate number of outstanding Phantom Units.

“Good Reason” means, with respect to any Participant, if the Participant has an employment agreement with the Company or an Affiliate thereof, the meaning assigned to such term in such employment agreement; provided, that if the Participant does not have an employment agreement or such term is not defined in such employment agreement, the term “Good Reason” means the termination by a Participant of the Participant’s engagement with the Company if (a) any of the following events occur without the Participant’s express prior written consent; (b) within 60 days after the Participant learns of the occurrence of such event, the Participant gives written notice to the Company describing such event and demanding cure; (c) such event is not fully cured within 30 days after such notice is given; and (d) the Participant actually terminates his or her engagement with the Company within 30 days of the Company’s failure to so cure: (i) a material diminution in the Participant’s base salary or (ii) the assignment to the Participant of duties that are significantly different from, and that result in a substantial diminution of, the Participant’s duties or authority.

“Independent Third Party” means any Person who immediately prior to the contemplated transaction does not, directly or indirectly, own in excess of five percent (5%) of the issued and outstanding Units and is not an Affiliate of any such owner.

“LLC Agreement” means the Fifth Amended and Restated Limited Liability Company Operating Agreement of the Company, dated as of September 26, 2017, as amended from time to time.

“Member” means Xponential Fitness LLC, a Delaware limited liability company.

“Participant” means any manager, officer or key employee of, or consultant to, the Company or any Subsidiary who is designated by the Committee to receive a grant of Phantom Units under the Plan and who executes an Award Letter pursuant to the provisions of Section 5.02.

“Phantom Unit” means, with respect to Units of the Company, the right to receive a payment from the Company under Section 5.03.

“Per Unit Change of Control Price” means, as determined by the Committee in its sole discretion as of the date of a Change of Control, the net aggregate proceeds payable or to be payable in respect of one Unit in connection with the transaction (or series of transactions) resulting in such Change of Control (as determined by the Committee if any part of such proceeds are payable other than in cash), including, without limitation, any and all escrowed amounts and earnouts, determined on a Fully-Diluted Basis and before giving effect to the payment of any amounts in respect of Phantom Units.

“Person” means any individual, sole proprietorship, general partnership, limited partnership, corporation, business trust, trust, joint venture, limited liability company, association, joint stock company, bank, unincorporated organization or any other form of entity.

“Plan” means this First Amended and Restated Club Pilates Franchise, LLC Phantom Equity Plan, as amended from time to time.

“Subsidiary” means, with respect to any Person, any corporation, limited liability company, partnership, association or other business entity of which (a) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers or trustees thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (b) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interests thereof entitled to control the board of managers, general partner or similar governing body of such entity is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof. For purposes hereof, a Person or Persons shall be deemed to have a majority ownership interest in a limited liability company, partnership, association or other business entity if such Person or Persons shall be allocated a majority of limited liability company, partnership, association or other business entity gains or losses or shall be or control any manager, managing director or general partner of such limited liability company, partnership, association or other business entity.

“Tax Gross Up Payment” means an amount equal to (i) the amount by which (a) such Participant’s actual tax liability in respect of the portion of his or her payments made by the Company in respect of any Phantom Units in accordance with Section 5.03 exceeds (b) the tax liability the Participant would have had to pay on the portion of his or her payments made by the Company in respect of any Phantom Units in accordance with Section 5.03 had such portion been taxed at long-term capital gains rates, plus (ii) the Participant’s actual tax liability in respect of all payments made to the Participant under this definition, including payments under this clause (ii) (assuming for purposes of all calculations in this definition that the Participant is taxed at the highest marginal federal, state and local income tax rates and otherwise in accordance with applicable law).

“Unit” means a Class A Unit (as defined in the LLC Agreement), having such rights and obligations as are described in the LLC Agreement, or such other class or kind of units, shares or other securities resulting from the application of Section 4.03, or such other class or kind of units, shares or other securities resulting from the application of Section 4.03.

Section 2.02    Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural and the plural shall include the singular.

Article III

Administration

The Committee shall be responsible for the administration of the Plan. The Committee shall have discretionary authority, subject to the provisions of the Plan, to prescribe, amend and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company and its Affiliates, to interpret the Plan and to make all other determinations necessary or advisable for the administration and interpretation of the Plan and to carry out its provisions and purposes. Any determination, interpretation or other action made or taken (including, but not limited to, any failure to make any determination or interpretation, or failure to make or take any other action) by the Committee pursuant to the provisions of the Plan shall be final, binding and conclusive for all purposes and upon all persons, and shall be given deference in any proceeding with respect thereto. The Committee may consult with legal counsel, who may be counsel to the Company, and shall not incur any liability for any action taken in reliance upon the advice of counsel. It is intended that the Phantom Units comply with the application of section 409A of the Code and shall be construed as such.

Article IV

Phantom Units Subject to Plan

Section 4.01    Number. Subject to Section 4.03, the number of Phantom Units granted under the Plan may not exceed 52,632 Phantom Units.

Section 4.02    Cancelled, Terminated or Forfeited Phantom Units. Any Phantom Units that for any reason expire or are cancelled, terminated, forfeited, substituted for, repurchased by the Company or otherwise settled without consideration shall again be available for award under the Plan.

Section 4.03    Adjustments in Capitalization. The number of Phantom Units available for grant under Section 4.01 shall be proportionately adjusted to reflect, as deemed equitable and appropriate by the Committee, each Adjustment Event. To the extent deemed equitable and appropriate by the Committee, and subject to any required action by Unit holders, in any reorganization, merger, consolidation, split-up, spin-off, combination, exchange of Units or other similar event, Phantom Units shall pertain to the securities or other property to which a holder of one Unit would have been entitled to receive in connection with such event.

Article V

Phantom Units

Section 5.01    Power to Grant. The Committee shall have the discretionary authority, subject to the terms of the Plan, to determine (i) the managers, officers or key employees of, or consultants to, the Company or any Subsidiary who shall become Participants and to whom Phantom Units shall be granted; (ii) the date or dates on which Phantom Units shall be granted; (iii) the number of Phantom Units granted to each Participant; (iv) the Base Amount of the Phantom Unit; (v) the conditions upon which the Phantom Units or any portion thereof shall become and remain vested, if any, including, without limitation, upon the performance of a minimum period of service or the satisfaction of performance goals; (vi) the treatment of the Phantom Units upon any termination of the Participant’s services to the Company and the Subsidiaries, and upon any Change of Control; and (vii) the other terms and conditions of such Phantom Units.

Section 5.02    Award Letter. Each grant of Phantom Units shall be evidenced by an Award Letter, which shall specify the items described in clauses (ii) through (vii) of Section 5.01, and such other provisions not inconsistent with the Plan as the Committee shall determine.

Section 5.03    Payment. Subject to the continuous active engagement of a Participant by the Company or a Subsidiary through a Change of Control (except as provided in Section 5.06), upon such Change of Control, the Company shall pay to such Participant (i) an amount in respect of each Phantom Unit then held by such Participant equal to the excess, if any, of the Per Unit Change of Control Price over the Base Amount of each such Phantom Unit, plus (ii) within 30 days following the Change of Control, the Tax Gross Up Payment (collectively, clause (i) plus clause (ii), the “Aggregate Amount”). Any payments made by the Company in respect of any Phantom Units in accordance with this Section 5.03 shall be paid to Participants in the same proportion of cash or securities or other property received by the Company or its Unit holders, as applicable, in connection with such Change of Control; provided, that, in the event any portion of the Per Unit Change of Control Price is paid to the Company or its Unit holders at a date later than the date that is 30 days following the Change of Control (e.g., any escrowed amounts or earnouts), a corresponding pro rata portion of the Aggregate Amount shall be paid to the applicable Participant within 30 days of receipt of such portion of the Per Unit Change of Control Price by the Company or its Unit holders, as applicable (provided that unless otherwise permitted by section 409A of the Code, no portion of the Aggregate Amount shall be payable after the fifth anniversary of the Change of Control). In the event any portion of the Per Unit Change of Control Price is subject to a purchase price adjustment, indemnification obligation or other contingency, the Aggregate Amount shall be treated in a substantially similar manner as payments to Unit holders in respect of Units. Prior to the occurrence of a Change of Control, no payments or distributions shall be made in respect of any Phantom Units except as may be provided by Section 5.06. For the avoidance of doubt, if profits interests no longer receive favorable tax treatment under the Code, then no Tax Gross Up Payment will be paid to any Participant.

Section 5.04    Cancelation of Phantom Units. Immediately following the final payment to a Participant under Section 5.03, the Phantom Unit pursuant to which such payment was made shall automatically be canceled without any further payment therefor.

Section 5.05    Termination of Engagement. Notwithstanding anything to the contrary in this Plan or any Award Letter, if a Participant’s engagement is terminated by the Company for Cause, or by the Participant for any reason, or if a Participant breaches any restrictive covenant between the Company or its Affiliates and such Participant, all Phantom Units held by such Participant shall be immediately forfeited without payment therefor.

Section 5.06    Repurchase Right.

(a)      Generally. In the event of the termination of a Participant’s engagement with the Company for any reason, any vested Phantom Units held by the Participant will be subject to purchase by the Company pursuant to this Section 5.06 (the “Purchase Right”).

(b)      Notice. The Company may elect to purchase all or any portion of the vested Phantom Units by delivering written notice (the “Purchase Notice”) to the Participant within 180 days after the termination of the Participant’s active engagement with the Company. The Purchase Notice will set forth the number of vested Phantom Units to be acquired from the Participant, the aggregate consideration to be paid for such vested Phantom Units and the time and place for the closing of the transaction. The purchase price for the vested Phantom Units shall be equal to their Fair Market Value as of the Participant’s termination as determined in the reasonable judgment of the Member; provided, that upon the termination of the Participant’s active engagement with the Company or any if its Affiliates for Cause or Good Reason, the purchase price for such vested Phantom Units shall be equal to the lower of cost and Fair Market Value (the “Purchase Price”). The number of vested Phantom Units to be purchased by the Company shall first be satisfied to the extent possible from the vested Phantom Units held by the Participant at the time of delivery of the Purchase Notice.

(c)      Closing. The closing of the purchase of vested Phantom Units pursuant to the Purchase Right shall take place on the date designated by the Company in the Purchase Notice, which date shall not be more than 30 days nor less than five days after the delivery of the Purchase Notice. The Company shall pay for the vested Phantom Units to be purchased by it pursuant to the Purchase Right by (x) cash payable by delivery of a check; (y) by a wire transfer of funds or (z) by a promissory note that is payable in three equal annual installments (which accelerates upon a Change of Control) and accrues interest at the then applicable short-term applicable federal rate (compounded annually), in each case, in the amount of the aggregate Purchase Price of the vested Phantom Units being purchased by the Company. The purchasers of vested Phantom Units hereunder will be entitled to receive customary representations and warranties from the sellers regarding such sale.

(d)       Attorney-In-Fact. Upon the delivery of the cash payment described herein by the Company (or its designee), the Participant shall take all actions necessary, and execute all related documents specified by the Company as being reasonably necessary to consummate the sale of the vested Phantom Units to the Company (or its designee), and the Participant shall appoint the Company’s Secretary as the Participant’s true and lawful attorney-in-fact to exercise and deliver all such instruments, documents and writings, and to take all such actions as shall be required to consummate the sale of the vested Phantom Units to the Company (or its designee) as contemplated in this Section 5.06. Such power is a special Power of Attorney coupled with an interest, is irrevocable, and shall run with the vested Phantom Units to any subsequent owners thereof.

(e)      Other Matters. All repurchases of vested Phantom Units pursuant to this Section 5.06 shall be subject to all applicable restrictions under law and the Company’s and its Subsidiaries’ financing agreements. If any such restrictions prohibit the closing described in Section 5.06(c) above, the Company shall promptly give written notice to the Participant of such restriction. The Company’s rights under this Section 5.06 shall be preserved and time periods governing such rights or obligations shall be tolled for the duration of such restriction, and the Company may make such purchases as soon as (and to the extent that) it is permitted to do so by law and such financing agreements; provided, that when payment eventually takes place as contemplated by this Section 5.06(e), the Purchase Price shall be the Fair Market Value of the vested Phantom Units as of the date the Company consummates such purchases.

Section 5.07    Limitation on Benefits. Notwithstanding anything to the contrary contained in the Plan, to the extent that any of the payments and benefits provided under the Plan or any other agreement, or arrangement between the Company and its Subsidiaries and a

Participant (collectively, the “Payments”) would constitute a “parachute payment” within the meaning of section 280G of the Code, the amount of such Payments shall be reduced to the amount that would result in no portion of the Payments being subject to the excise tax imposed pursuant to section 4999 of the Code. If any Payments that would be reduced or eliminated, as the case may be, pursuant to the immediately preceding sentence, but would not be reduced if the stockholder approval requirements of section 280G(b)(5) of the Code are satisfied, the Company shall use its reasonable best efforts to cause such payments to be submitted for such approval prior to the transaction giving rise to such payments.

Article VI

Effective Date, Amendment and Termination

The Plan shall be effective upon adoption by the Board of Managers of the Company, or such later date as the Member shall specify, and shall automatically expire on the tenth anniversary thereof (except as to outstanding Phantom Units), unless sooner terminated pursuant to this Article VI. The Member may at any time terminate or suspend the Plan, and from time to time may amend or modify the Plan and, except as expressly set forth in an Award Letter, any Phantom Units and Award Letter. Unit holder approval of any such termination, suspension, amendment or modification shall be obtained to the extent mandated by applicable law, or if otherwise deemed appropriate by the Member.

Article VII

General Provisions

Section 7.01    Beneficiary Designation. Each Participant may from time to time name any beneficiary or beneficiaries (who may be named contingently or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant, shall be in a form prescribed by the Committee and will be effective only when filed by the Participant in writing with the Committee during the Participant’s lifetime. In the absence of any such designation, benefits outstanding that remain unpaid at the Participant’s death shall be paid to the Participant’s surviving spouse, if any, or otherwise to his estate.

Section 7.02    Nontransferability of Phantom Units. No Phantom Unit may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution.

Section 7.03    Tax Withholding. All payments and benefits provided under the Plan and any Award Letter shall be subject to any and all applicable taxes, as required by applicable Federal, state, local and foreign law and regulations.

Section 7.04    Requirements of Law. Phantom Units shall be subject to all applicable laws, rules and regulations, and to such approvals as may be appropriate or required, as determined by the Committee. Notwithstanding any other provision of the Plan, no Phantom Units shall be granted, and no payments in respect of any Phantom Unit shall be made, if such grant or payment would result in a violation of applicable law. Neither the Company nor any of its Affiliates nor any of their respective managers, directors or officers shall have any obligation or liability to a Participant with respect to any Phantom Units for any failure to comply with the requirements of any applicable law, rules or regulations, including, but not limited to, any failure to comply with the requirements of section 409A of the Code.

Section 7.05    No Guarantee of Service or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Affiliate thereof to terminate any Participant’s services at any time and for any reason, nor confer upon any Participant any right to continue in the service of the Company or any Affiliate thereof. In addition, if any Participant’s services to the Company or any of its Affiliates shall be terminated for any reason, such Participant shall not be eligible for any compensation or remuneration with respect to such termination (except as otherwise expressly provided in this Plan or any applicable Award Letter) to compensate such Participant for the loss of any rights under the Plan. No member, officer or key employee of, or consultant to, the Company or any Subsidiary shall have a right to be selected as a Participant or, having been so selected, to receive any Phantom Units. The Committee may establish different terms and conditions for different Participants receiving Phantom Units and for the same Participant for each grant of Phantom Units such Participant may receive, whether or not granted at different times. The grant of any Phantom Units to any member, officer or key employee of, or consultant to, the Company or any Subsidiary shall neither entitle such Person to, nor disqualify that Person from, the grant of any other Phantom Units. The Committee’s selection of a member, officer or key employee of, or consultant to, the Company or any Subsidiary as a Participant shall neither entitle such Person to, nor disqualify such Person from, participation in any other incentive plan of the Company or any of its Affiliates.

Section 7.06    No Limitation on Compensation. Nothing in the Plan shall be construed to limit the right of the Company or any of its Affiliates to establish other plans or to pay compensation to its employees in cash or property.

Section 7.07    No Right to Particular Assets. Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind or any fiduciary relationship between the Company and any Affiliate thereof, on the one hand, and any Participant or executor, administrator or other personal representative or designated beneficiary of such Participant, on the other hand, or any other Persons. Any reserves that may be established by the Company or any Affiliate thereof in connection with the Plan shall continue to be held as part of the general funds of the Company or such Affiliate, and no individual or entity other than the Company or such Affiliate shall have any interest in such funds until paid to a Participant. To the extent that any Participant or his executor, administrator or other personal representative, as the case may be, acquires a right to receive any payment from the Company or any Affiliate thereof pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company or such Affiliate.

Section 7.08    No Impact on Benefits. Phantom Units shall not be treated as compensation for purposes of calculating a Participant’s rights under any employee benefit plan.

Section 7.09    No Rights as a Unit Holder. No Participant shall have any rights as a Unit holder of the Company (including, but not limited to, voting rights or the right to receive distributions) with respect to any Phantom Units.

Section 7.10    Freedom of Action. Subject to Article VI, nothing in the Plan or any Award Letter shall be construed as limiting or preventing the Company or any of its Affiliates from taking any action with respect to the operation or conduct of its business that it deems appropriate or in its best interest, and no Participant, beneficiary or other person shall have any claim against the Company as a result of any such action.

Section 7.11    Governing Law. The Plan and the Phantom Units shall be governed in all respects, including as to validity, interpretation and effect, by the internal laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 7.12    Severability. In the event that any one or more of the provisions of the Plan or any Award Letter shall be or become invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein or therein shall not be affected thereby.

Section 7.13    Exculpation. Neither the Member nor any member of the Committee nor any other officer or employee of the Company or any Subsidiary acting on behalf of the Company or any Subsidiary with respect to the Plan shall be directly or indirectly responsible or otherwise liable by reason of any action or default as a Member, member of the Committee, or other officer or employee of the Company or any Subsidiary acting on behalf of the Company or any Subsidiary with respect to this Plan, or by reason of the exercise of or failure to exercise any power or discretion as such person, except for any action, default, exercise or failure to exercise resulting from such person’s gross negligence, breach of fiduciary duty or willful misconduct. Neither the Member nor any member of the Committee shall be liable in any way for the acts or defaults of the Member or any other member of the Committee, as the case may be, or any of their respective advisors, agents or representatives.

Section 7.14    Indemnification. The Member and each individual who is or shall have been a member of the Committee shall be indemnified and held harmless by the Company to the fullest extent permitted by the LLC Agreement against and from any loss, cost liability or expense (including any related attorney’s fees and advances thereof) that may be imposed upon or reasonably incurred by it or him in connection with, based upon or arising or resulting from any claim, action, suit or proceeding to which it or he may be made a party or in which it or he may be involved by reason of any action taken or failure to act under or in connection with the Plan or any Award Letter and against and from any and all amounts paid by him in settlement thereof, with the Company’s approval, or paid by it or him in satisfaction of any judgment in any such action, suit or proceeding against it or him; provided, that the Member or such individual shall give the Company an opportunity, at its own expense, to handle and defend the same before it or he undertakes to handle and defend it on it’s or his own behalf. The foregoing right of indemnification shall not be exclusive and shall be independent of any other rights of indemnification to which the Member or such individuals may be entitled under the Company’s certificate of formation, by contract, as a matter of law or otherwise.

Section 7.15    Notices. Each Participant shall be responsible for furnishing the Company with the current and proper address for the mailing of notices and delivery of agreements, if applicable. Any notices required or permitted to be given shall be deemed given if directed to the addressee at such address and mailed by regular United States mail, first-class and prepaid or by overnight courier. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the intended recipient furnishes the proper address (but such suspension shall not toll any specified time periods).

Section 7.16    Incapacity. Any benefit payable to or for the benefit of a minor, an incompetent person or other person incapable of receiving such benefit shall be deemed paid when paid to such person’s guardian or to the party providing or reasonably appearing to provide for the care of such person, and such payment shall fully discharge the Member, the Committee, the Company and its Affiliates, and the other parties with respect thereto.

Section 7.17    Rights Cumulative; Waiver. The rights and remedies of Participants and the Company under this Plan shall be cumulative and not exclusive of any rights or remedies which either would otherwise have hereunder or at law or in equity or by statute, and no failure or delay by either party in exercising any right or remedy shall impair any such right or remedy or operate as a waiver of such right or remedy, nor shall any single or partial exercise of any power or right preclude such party’s other or further exercise or the exercise of any other power or right. The waiver by any Participant or by the Member, the Committee or the Company of any provision of the Plan shall not operate or be construed as a waiver of any preceding or succeeding breach, and no failure by any such party to exercise any right or privilege hereunder shall be deemed a waiver of such party’s rights or privileges hereunder or shall be deemed a waiver of such party’s rights to exercise the same any subsequent time or times hereunder

Section 7.18    Headings and Captions. The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan and shall not be employed in the construction of the Plan.